                                                                   Exhibit 10.24

                        SECURED RECOURSE PROMISSORY NOTE


$1,000,000                                                     February 24, 2000




     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Theo Schnitfink ("Maker") hereby unconditionally promises to pay to the order of Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation (the "Company"), having an address at 8 Cambridge Center, Cambridge, MA 02142, at such address or at such other place as may be designated in writing by the holder of this Note, or its assigns, the principal sum of ONE MILLION DOLLARS ($1,000,000) on the earlier to occur of February 24, 2002, or (ii) ninety (90) days after the date on which the Maker's employment with the Company terminates for any reason (the "Maturity Date"). The undersigned also agrees to pay interest at said office in like money at a fixed rate per annum equal to Prime Rate established by Chase Manhattan Bank plus one percent (Prime Rate + 1%) (computed on the basis of a 360-day year) from the date hereof on the unpaid principal amount hereof, said interest payable on the Maturity Date. Optional prepayments, and mandatory prepayments pursuant to the third paragraph hereof, received by the Company on or prior to the Maturity Date shall be applied first to the payment of interest accrued and unpaid on this Note, and second to reduce the principal balance hereunder.

     Capitalized terms used herein that are not defined herein shall have the meanings ascribed thereto in that certain Pledge Agreement between Maker and the Company dated as of even date herewith (the "Pledge Agreement").

     Maker agrees to make mandatory prepayments as follows: an amount equal to one hundred percent (100%) of all after-tax net proceeds received by Maker or members of Maker's family, heirs, executors or legal representatives or trusts for the benefit of Maker or Maker's family (a "Related Transferee"), from any transfer by Maker or any Related Transferee of any or all interests in the Collateral and cash dividends or other cash distributions arising from the Collateral, whether payable upon the liquidation or dissolution of the Company or otherwise upon receipt thereof by Maker or any Related Transferee, as the case may be.

     Maker may prepay this Note in whole or from time to time in part without premium or penalty.

     Maker agrees that:

               (i) upon the failure to pay when due the principal balance hereunder and accrued interest thereon or any required prepayment of this Note;

               (ii) if Maker or any Related Transferee which holds any of the Collateral; (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereinafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness; (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors; or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; or

               (iii) upon the commencement against Maker or any Related Transferee which holds any of the Collateral of any involuntary proceeding of the kind described in paragraph (ii);

          all unpaid principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind.

     This Note is binding on Maker and Maker hereby waives presentment, demand, notice and protest and any defense by reason of an extension of time for payment or other indulgences. Failure of the holder hereof to assert any right herein shall not be deemed to be a waiver thereof.

     Maker may not set off from any amounts due under this Note any amounts due Maker from the Company or its transferees.

     The Obligations of Maker under this Note are secured by the pledge of the Collateral to the Company in accordance with the terms of the Pledge Agreement. The Maker shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and any fees and disbursement of any attorneys employed by the Company to collect such deficiency.

     This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of law thereof.



                                    ------------------------------
                                    Theo Schnitfink